STIFEL FINANCIAL CORP. AND SUBSIDIARIES

EXHIBIT 10. (a)

SECOND MODIFICATION OF NOTE

AND AMENDMENT OF LOAN AGREEMENT

This Second Modification of Note and Amendment of Loan Agreement (this "Agreement"), dated as of April 28, 1999, is entered into by and between STIFEL FINANCIAL CORP. ("Borrower") and THE WESTERN AND SOUTHERN LIFE INSURANCE COMPANY ("Lender").

RECITALS

  Borrower executed and delivered to Lender a Promissory Note (the "Original Note") dated December 30, 1997 in the original principal amount of $5,000,000 in connection with a Loan Agreement of even date therewith between Borrower and Lender (the "Loan Agreement").

  The Original Note was amended by Modification of Note ("First Modification") dated February 24, 1999 to extend the maturity date thereof and modify the interest rate payable thereunder. (The Original Note, as amended by the First Modification, is hereinafter referred to as the "Note").

  Borrower has requested to borrow an additional sum of $5,000,000 on the same terms and conditions as the Note.

NOW, THEREFORE, in consideration of the foregoing and further good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

  The Note is amended to increase the principal sum from $5,000,000 to $10,000,000.

  The first sentence of Paragraph 2.1 of the Loan Agreement is deleted and the following two sentences are substituted in its place:

"Lender will lend to Borrower and Borrower will borrow from Lender the sum of $10,000,000 ("Loan"), subject to the terms and conditions and upon the representations and warranties of Borrower set forth in this Agreement. Upon the execution of this Agreement, $5,000,000 of the Loan will be disbursed and, provided no Event of Default has occurred, the remaining $5,000,000 will be disbursed on July 1, 1999.

Any and all representations and warranties set forth in the Loan Agreement are hereby restated, repeated and affirmed as of the date hereof.

Any terms or conditions of the Note or the Loan Agreement which are in conflict with the terms of this Agreement shall be deemed to be amended hereby. Except as amended hereby, all the terms and provisions of the Note and the Loan and Agreement shall remain in full force and effect as originally written.

This Agreement shall inure to the benefit of, and be binding upon, Lender and Borrower and their respective successors and assigns.

In Witness Whereof, Lender and Borrower have executed this Agreement as of the date first above written by and through their duly authorized representatives.

BORROWER:
STIFEL FINANCIAL CORP.
BY: /s/ Ronald J. Kruszewski

LENDER:
THE WESTERN AND SOUTHERN
LIFE INSURANCE COMPANY

BY: /s/ James J. Vance
James J. Vance, Treasurer

BY: /s/ D.J. Wuebbling
D.J. Wuebbling, Senior Vice President

MODIFICATION OF NOTE

This Modification of Note, dated as of February 24, 1999, is entered into by and between STIFEL FINANCIAL CORP. ("Borrower") and THE WESTERN AND SOUTHERN LIFE INSURANCE COMPANY ("Lender").

RECITALS

  Borrower executed and delivered to Lender a Promissory Note (the "Note") dated December 30, 1997 in the amount of $5,000,000.

  Lender, at the request of Borrower, has agreed to modify certain provisions of the Note.

NOW, THEREFORE, in consideration of the foregoing and further good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed that the Note shall be amended and changed in the manner set forth below.

  Section 1.1 of the Note is deleted in its entirety and the following is substituted in lieu thereof:

      Subject to the applicability of the Default Rate as provided below, this Note will bear interest from the date hereof to and including June 30, 1999 at a rate per annum equal to 1.0% plus the LIBOR Rate for a 1-month interest period. Commencing July 1, 1999, subject to the applicability of the Default Rate as provided below, this Note will bear interest at the rate of 8% per annum. All interest calculations under this Note will be made based on a year of 360 days for the actual number of days in each interest period. In no event will the rate of interest hereunder exceed the maximum rate permitted by law.

  Section 2.1 is deleted in its entirety and the following is substituted in lieu thereof:

      Accrued interest will be due and payable monthly, commencing on February 1, 1998 and continuing on the first day of each month thereafter until June 30, 2004, on which date the entire outstanding principal balance hereunder and all accrued and unpaid interest will be due and payable in full.

(3) Section 2.2 is deleted in its entirety.

Any terms or conditions of the Note or the Loan Agreement between Lender and Borrower dated December 30, 1997 which are in conflict with the terms of this Modification of Note shall be deemed to be amended hereby. Except as amended hereby, all the terms and provisions of the Note and the Loan Agreement shall remain in full force and effect as originally written.

This Modification of Note shall inure to the benefit of, and be binding upon, Lender and Borrower and their respective successors and assigns.

In Witness Whereof, Lender and Borrower have executed this Modification of Note as of the date first above written by and through their duly authorized representatives.

BORROWER:
STIFEL FINANCIAL CORP.
BY: /s/ Ronald J. Kruszewski

LENDER:
THE WESTERN AND SOUTHERN
LIFE INSURANCE COMPANY

BY: /s/ James J. Vance
James J. Vance, Treasurer

BY: /s/ D.J. Wuebbling
D.J. Wuebbling, Senior Vice President

LOAN AGREEMENT

STIFEL FINANCIAL CORP. ("Borrower"), and THE WESTERN AND SOUTHERN LIFE INSURANCE COMPANY ("Lender"), hereby agree as follows:

  Definitions. Capitalized terms used herein and not otherwise defined herein will have the meanings given those terms in the second to last section of this Agreement.

  Credit Facility.

    Term Loan. Upon the execution of this Agreement, Lender will lend to Borrower and Borrower will borrow from Lender the sum of $5,000,000 ("Loan"), subject to the terms and conditions and upon the representations and warranties of Borrower set forth in this Agreement. The Loan will be evidenced by the promissory note of Borrower of even date herewith and all amendments, extensions and renewals thereto and replacements and restatements thereof. The Loan will bear interest and will be repayable in the manner set forth in the Note, the terms of which are incorporated herein by reference.

  2.1.1 At any time after 12 months from the date hereof, the entire outstanding principal balance and all accrued but unpaid interest under the Loan and the Note will be due and payable in full 60 days after written demand from Lender.

  Representations and Warranties. To induce Lender to enter into this Agreement and to make the advances herein contemplated, Borrower hereby represents and warrants as follows as to each of Borrower and its Subsidiaries:

    Organization. It is duly organized and in good standing under the laws of the state of its organization, is duly qualified in all jurisdictions where required by the conduct of its business or ownership of its assets except where the failure to so qualify would not have a material adverse effect on its condition, financial or otherwise, and has the power and authority to own and operate its assets and to conduct its business as is now done.

    Latest Financials. Its Current Financial Statements as delivered to Lender are true, complete and accurate in all material respects and fairly present its financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of its operations for the periods specified therein. The annual financial statements of all business entities included in the Current Financial Statements have been prepared in accordance with generally accepted accounting principles applied consistently with preceding period subject to any comments and notes contained therein.

    Recent Adverse Changes. Except as specifically disclosed in the Disclosure Schedule, since the dates of its Current Financial Statements, it has not suffered any damage, destruction or loss which has materially and adversely affected its business or assets and no event or condition of any character has occurred which has materially and adversely affected its assets, liabilities, business or financial condition, and it has no knowledge of any event or condition which may materially and adversely affect its assets, liabilities, business or financial condition.

    Recent Actions. Except as disclosed in the Disclosure Schedule, since the dates of its Current Financial Statements, its business has been conducted I the ordinary course and it has not: (a) incurred any obligations or liabilities, whether accrued, absolute, contingent or otherwise, other than liabilities incurred and obligations under contracts entered into in the ordinary course of business and other than liabilities to Lender; (b) discharged or satisfied any lien or encumbrance or paid any obligations, absolute or contingent, other than current liabilities, in the ordinary course of business, and other than the conversion of certain debt into equity pursuant to the Stifel Financial Corp. Note Agreement dated October 15, 1988 among Borrower and various other parties with respect to the Aegon transaction; (c) mortgaged, pledged or subjected to lien or any other encumbrance any of its assets, tangible or intangible, or cancelled any debts or claims except in the ordinary course of business; or (d) made any loans or otherwise conducted its business other than in the ordinary course.

    Title. It has good and marketable title to the assets reflected on its Current Financial Statements, free and clear from all liens and encumbrances except for: (a) current taxes and assessments not yet due and payable, (b) liens and encumbrances, if any, reflected or noted on said balance sheet or notes, (c) any security interests, pledges or mortgages to Lender in connection with the closing of this Agreement, (d) assets disposed of in the ordinary course of business, and (e) Permitted Liens.

    Taxes. Except as to taxes not yet due and payable, it has filed all returns and reports that are now required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property, including unemployment, social security and similar taxes, in each case involving more than $1,000 in taxes; and all of such taxes have been either paid or adequate reserve or other provision has been made therefor. It has timely filed the payments of every tax and tax return with the appropriate governmental authorities, and it presently owes no penalty for failure to file or to file in a timely manner and there is no basis known to Borrower for any such penalty in the future. If it has currently filed an extension for the payment of taxes, it has accrued sufficient funds for the payment of such tax in accordance with generally accepted accounting principles.

    Authority. It has full power and authority to enter into the transactions provided for in this Agreement. The documents to be executed by it in connection with this Agreement, when executed and delivered by it will constitute the legal, valid and binding obligations of it enforceable in accordance with their respective terms.

    Other Defaults. There does not now exist any material default or violation by it of or under any of the terms, conditions or obligations of: (a) its organizational documents; (b) any material indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (c) any law regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law or by any governmental authority, court or agency; and the transactions contemplated by this Agreement will not result in any such default or violation.

    ERISA. It and each of its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder.

    Closing Memo. The information contained in each of the documents prepared by it, executed by it or provided by a third party at its request listed on the Closing Memo to be executed or delivered by it or relating to the Loan is complete and correct in all material respects.

    Capitalization. The authorized capital stock of Borrower consists of 10,000,000 shares of Borrower common stock, par value $.15 per share ("Borrower Common Stock") of which, as of December 23, 1997, 6,198,138 shares were issued and outstanding and 162,284 shares were held in treasury. All of the issued and outstanding shares of Borrower Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as provided below, Borrower does not have and is not bound by any outstanding subscriptions, options, warrants, calls, stock appreciation rights, commitments or agreements of any character calling for the purchase or issuance of any shares of Borrower Common Stock or any other equity securities of Borrower or any securities representing the right to purchase or otherwise receive any shares of Borrower Common Stock. Section 3.11 of the Borrower Disclosure Schedule sets forth, in each case as of December 23, 1997, the number of shares of Borrower Common Stock that were reserved for issuance upon the exercise of stock options pursuant to the Borrower Stock Plans and the number of shares of Borrower Common Stock purchasable under such options. Except as set forth in Section 3.11 of the Borrower Disclosure Schedule, no other shares of Borrower Common Stock were reserved for issuance. Except as set forth on Section 3.11 of the Borrower Disclosure Schedule, there are no outstanding contractual obligations of Borrower or any of its Subsidiaries to repurchase, redeem or otherwise acquire, or to register for sale, any shares of capital stock of Borrower or any of its Subsidiaries. Except as set forth on Section 3.11 of the Borrower Disclosure Schedule, there are no outstanding contractual obligations of Borrower or any of its Subsidiaries to vote or to dispose of any shares of the capital stock of any of its Subsidiaries.

    Reports. Borrower and each of its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1994 with (i) the Securities and Exchange Commission ("SEC"), (ii) any Self Regulatory Organization ("SRO") and (iii) any other federal, state or foreign governmental or regulatory agency or authority (collectively with the SEC and the SROs, "Regulatory Agencies"), and all other reports and statements required to be filed by them since January 1, 1994, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments either individually or in the aggregate, is not reasonably likely to result in a material adverse effect on Borrower. Except as disclosed in Section 3.12 of the Borrower Disclosure Schedule and for normal examinations conducted by a Regulatory Agency in the regular course of the business of Borrower and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the knowledge of Borrower, investigation into the business or operations of Borrower or any of its Subsidiaries since January 1, 1994, except where any such proceedings or investigations are not, individually or in the aggregate, reasonably likely to result in a material adverse effect on Borrower.

    Legal Proceedings.

      As of the date of this Agreement, except as set forth in Section 3.13 of the Borrower Disclosure Schedule, neither Borrower nor any of its Subsidiaries is a party to any, and there are no pending or, to the knowledge of Borrower, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Borrower or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement which are reasonably likely, individually or in the aggregate, to result in a material adverse effect on Borrower.

      Except as set forth in Section 3.13 of the Borrower Disclosure Schedule, there is no injunction, order, judgment or decree imposed upon Borrower, any of its Subsidiaries or the assets of Borrower or any of its Subsidiaries which has resulted in, or is reasonably likely to result in, a material adverse effect on Borrower.

    SEC Reports. Borrower has made available to Lender an accurate and complete copy of each of the following, in each case as amended: (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1994 by Borrower with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934 as amended (the "Exchange Act") (the "Borrower Reports"), and (b) communication mailed by Borrower to its stockholders since January 1, 1994. As of the date of filing or mailing, as the case may be, no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Since January 1, 1994, Borrower and each Borrower Subsidiary has timely filed all reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all such reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

    Licenses: Compliance with Applicable Law. Borrower and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Borrower or any of its Subsidiaries, except in each case where the failure to hold such license, franchise, permit or authorization or such noncompliance or default is not, individually or in the aggregate, reasonably likely to result in a material adverse effect on Borrower, and neither Borrower nor any of its Subsidiaries knows of, or has received notice of, any material violations of any of the above, except for such material violations which are not, individually or in the aggregate, reasonably likely to result in a material adverse effect on Borrower.

    Agreements with Regulatory Agencies. As of the date of this Agreement, except as set forth in Section 3.16 of the Borrower Disclosure Schedule, neither Borrower nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that materially restricts the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Borrower Disclosure Schedule).

    Interest Rate Risk Management Instruments. Any interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Borrower or for the account of a customer of Borrower or one of its Subsidiaries, were entered into in the ordinary course of business and, to Borrower's knowledge, in accordance, in all material respects, with prudent business practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Borrower or one of its Subsidiaries enforceable in accordance with their terms and are in full force and effect. Borrower and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to Borrower's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

  Affirmative Covenants. From the date of execution of this Agreement until all Obligations to Lender have been fully paid and this Agreement terminated, Borrower will and will cause each of its Subsidiaries to:

    Quarterly Statements. Furnish Lender within 45 days after the end of each fiscal quarter (other than Borrower's fourth fiscal quarter) internally prepared financial statements of Borrower, Stifel Nicolaus & Co., Todd Investment Advisors, Inc. and Century Securities Associates, Inc. with respect to such calendar quarter, which financial statements will: (a) as to Borrower, be in reasonable detail and in form reasonably satisfactory to Lender and as to Stifel Nicolaus & Co., Todd Investment Advisors, Inc. and Century Securities Associates, Inc., be in the form currently produced in the ordinary course of business pursuant to regulatory requirements: (b) be accompanied by a Compliance Certificate; (c) include a balance sheet as of the end of such period, profit and loss and surplus statements for such period and a statement of cash flows for such period; (d) include prior year comparisons; and (e) be on a consolidating and consolidated basis for Borrower and its Subsidiaries, if any, and for any entity in which Borrower's financial information is consolidated in accordance with generally accepted accounting principles. Borrower's (and, where appropriate, each of the above-named Subsidiaries') quarterly SEC filings accompanied by a Compliance Certificate will be deemed to satisfy the requirements of this Section.

    Annual Statements. Furnish Lender within 90 days after the end of each fiscal year of Borrower, Stifel, Nicolaus & Co., Todd Investment Advisors, Inc. and Century Securities Associates, Inc. annual audited financial statements which will: (a) as to Borrower, include a balance sheet as of the end of such year, profit and loss and surplus statements and a statement of cash flows for such year and as to Stifel, Nicolaus & Co., Todd Investment Advisors, Inc. and Century Securities Associates, Inc. be in the form currently produced in the ordinary course of business pursuant to regulatory requirements; (b) be on a consolidated and consolidating basis with Borrower, its Subsidiaries, if any, and any entity into which Borrower's financial information is consolidated in accordance with generally accepted accounting principles; (c) be accompanied by a Compliance Certificate, and (d) contain the unqualified opinion of a nationally recognized independent certified public accountant and its examination will have been made in accordance with generally accepted auditing standards and such opinion will contain a report reasonably satisfactory to Lender of any inconsistency in the application of generally accepted accounting principles with the preceding years' statements, if any. Borrower's (and, where appropriate, each of the above-named Subsidiaries') annual SEC filings accompanied by a Compliance Certificate will be deemed to satisfy the requirements of this Section.

    Taxes. Pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon it, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which it has set aside adequate reserves or made other adequate provision with respect thereto, but any such disputed item will be paid forthwith upon the commencement of any proceeding for the foreclosure of any lien which may have attached with respect thereto, unless Lender has received an opinion in form and substance and from legal counsel acceptable to it that such proceeding is without merit.

    Operations. Continue its business operations in substantially the same manner as at present, except where such operations are rendered impossible by a fire, strike or other events beyond its control.

    Insurance. Keep its insurable real and personal property insured with responsible insurance companies against loss or damage by fire, windstorm and other hazards which are commonly insured against in an extended coverage endorsement in an amount equal to not less than 90% of the insurable value thereof on a replacement cost basis and also maintain public liability insurance in a reasonable amount. Schedules of all insurance will be submitted to Lender upon request. Such schedules will contain a description of the risks covered, the amounts of insurance carried on each risk, the name of the insurer and the cost of such insurance. Borrower will provide new schedules to Lender promptly to reflect any change in insurance coverage.

    Compliance with Laws. Comply in all material respects with all laws and regulations applicable to it and to the operation of its business, including without limitation those relating to environmental and health matters, and do all things necessary to maintain, renew and keep in full force and effect all rights, permits, licenses, certificates, satisfactory clearances and franchises necessary to enable Borrower to continue its business.

    ERISA Compliance. Comply in all material respects with the applicable provisions of ERISA.

    Line of Business. Not enter into any lines or areas of business substantially different from the business or activities in it is presently engaged.

  Negative Covenants. From the date of execution of this Agreement until all of the Obligations have been fully paid, Borrower will not and will cause each of its Subsidiaries to not without Lender's prior written consent:

    Debt. Incur any Indebtedness in excess of $5,000,000 in the aggregate during the term of this Agreement, other than the Loan and any subsequent Indebtedness to Lender. The foregoing covenant will apply only to Borrower and not to any of its Subsidiaries.

    Liens. Incur, create, assume, become or be liable in any way, or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, other than Permitted Liens. The foregoing covenant will apply only to Borrower and not to any of its Subsidiaries.

    Guarantees. Guarantee, endorse or become contingently liable for the obligations of any person, firm or corporation, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection and signature guarantees in the ordinary course of business. The foregoing covenant will apply only to Borrower and not to any of its Subsidiaries.

    Ownership and Management. Fail to give Lender notice within 5 days and pay to Lender upon Lender's written demand given within 60 days after receipt of notice and payable 90 days after such demand without any other grace period or notice, the entire unpaid balance of all of the Obligations, if more than 30% of the outstanding shares of Borrower are acquired by a person or affiliated group of persons in one or a series of transactions.

    Tangible Net Worth. Maintain at all times a minimum consolidated Tangible Net Worth of not less than $40,000,000 and cause Stifel Nicolaus & Co. to maintain capital of at least 150% of the minimum net capital required by The Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1).

    Dividends. Declare or pay any payment or dividends of any kind other than dividends payable solely in shares of its capital stock (including without limitation debt repayment, payment for goods and services) to any Affiliate or any person related to any Affiliate except for dividends to Borrower's shareholders not in excess of $0.20 per share per annum and dividends and payments from Borrower's Subsidiaries to Borrower.

    Advances and Loans. Other than margin loans in the ordinary course of business and intercompany advances between Borrower and its Subsidiaries or its ESOP, lend money, give credit or make advances (other than advances not to exceed $50,000 for any one employee, other than employees of Stifel Nicolaus & Co., and advances not to exceed $750,000 for any one employee of Stifel Nicolaus & Co., and other reasonable and ordinary advances to cover reasonable expenses of employees, such as travel expenses) to any person, firm, joint venture or corporation, including, without limitation, Affiliates. Lender will not unreasonably withhold its consent to advances and loans not permitted by this Section.

  Events of Default. Upon the occurrence of any of the following events with respect to Borrower or any of its Subsidiaries:

    Non-Payment. The non-payment of any principal amount of any Note when due, whether by acceleration or otherwise, or the nonpayment of any interest upon any Note or any other amount due Lender pursuant to this Agreement within 5 days of when the same is due;

    Covenants. The default in the due observance of any affirmative covenant or agreement to be kept or performed by it under the terms of this Agreement and the failure or inability of it to cure such default within 30 days of the occurrence thereof; provided that such 30 day grace period will not apply to: (a) any default which in Lender's good faith determination is incapable of cure, (b) any default that has previously occurred, (c) any default in any negative covenants, or (d) any failure to maintain insurance;

    Representation and Warranties. Any representation or warranty made by it in this Agreement, or in any report, certificate, opinion, financial statement or other document furnished in connection with the Obligations is false or erroneous in any material respect or any material breach thereof has been committed;

    Obligations. Except as provided in Sections 6.1, 6.2 and 6.3 above, the default by it in the due observance of any covenant, negative covenant or agreement to be kept or performed by it under the terms of this Agreement, or any document now or in the future executed in connection with any of the Obligations and the lapse of any applicable cure period provided therein with respect to such default, or, if so defined therein, the occurrence of any Event of Default or Default (as such terms are defined therein);

    Bankruptcy, etc. It: (a) dissolves or is the subject of any dissolution, a winding up or liquidation; (b) makes a general assignment for the benefit of creditors; or (c) files or has filed against it a petition in bankruptcy, for a reorganization or an arrangement, or for a receiver, trustee or similar creditors' representative for its property or assets or any part thereof, or any other proceeding under any federal or state insolvency law, and if filed against it, the same has not been dismissed or discharged within 60 days thereof;

    Execution, Attachment, Etc. The commencement of any foreclosure proceedings, proceedings in aid of execution, attachment actions, levies against, or the filing by any taxing authority of a lien against it, except those liens being diligently contested in good faith which in the aggregate do not exceed $100,000;

    Judgments. Unless in the opinion of Lender the same is adequately insured or bonded, the entry by a court of competent jurisdiction of a final judgment for the payment of money involving more than $25,000 against it and the failure by it to discharge the same, or cause it to be discharged, within 10 days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment; the entry of one or more final monetary or non-monetary judgments or order which, singly or in the aggregate, does or could reasonably be expected to: (a) cause a material adverse change in its condition (financial or otherwise), operations, properties or prospects, (b) have a material adverse effect on its ability to perform its obligations under this Agreement, or (c) have a material adverse effect on the rights and remedies of Lender under this Agreement or any Note;

    Other Indebtedness of Lender's Affiliates. A default with respect to any evidence of Indebtedness by it (other than to Lender pursuant to this Agreement) to any of Lender's Affiliates, if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to the stated maturity thereof, or if any Indebtedness of it (other than to Lender pursuant to this Loan Agreement) is not paid when due and payable, whether at the due date thereof or a date fixed for prepayment or otherwise (after the expiration of any applicable grace period; or

    Other Indebtedness. A default with respect to any evidence of Indebtedness in excess of $50,000 by it (other than to Lender or Lender's Affiliate pursuant to this Agreement), if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to the stated maturity thereof, or if any Indebtedness of it in excess of $50,000 (other than to Lender or Lender's Affiliate pursuant to this Loan Agreement) is not paid when due and payable, whether at the due date thereof or a date fixed for prepayment or otherwise (after the expiration of any applicable grace period);

then immediately upon the occurrence of any of the events described in Section 6.5 and at the option of the Lender upon the occurrence of any other Event of Default, the Loans, all Notes and all other Obligations immediately will mature and become due and payable without presentment, demand, protest, or notice of any kind which are hereby expressly waived. After the occurrence of any Event of Default, Lender is authorized without notice to anyone to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with (whether held by Borrower individually or jointly with another party), Lender or any of Lender's Affiliates. The rights and remedies of Lender upon the occurrence of any Event of Default will include all rights and remedies provided under applicable law. Upon or at any time after the occurrence of an Event of Default, Lender may request the appointment of a receiver of the Borrower. Such appointment may be made without notice, and without regard to (i) the solvency or insolvency, at the time of application, for such receiver, of the person or persons, if any, liable for the payment of the Obligations and (ii) the value of any collateral at such time. Such receiver will have the power to take possession, control and care of the Borrower. Notwithstanding the appointment of any receiver, trustee, or other custodian, Lender will be entitled to the possession and control of any cash, or other instruments at the time held by, or payable or deliverable under the terms of this Loan Agreement to Lender.

  Post-Closing Expenses. To the extent that Lender incurs any costs or expenses in protecting or enforcing its rights hereunder or observing or performing any of the conditions or obligations of Borrower, including but not limited to reasonable Attorneys' Fees in connection with litigation, preparation of amendments or waivers, present or future stamp or documentary taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of this Agreement, such costs and expenses will be due on demand, will be included in the Obligations and will bear interest from the incurring or payment thereof at the Default Rate.

  Representations and Warranties to Survive. All representations, warranties, covenants, indemnities and agreements made by Borrower herein will survive the execution and delivery of this Agreement and the issuance of any Note.

  Definitions. For purposes hereof:

    Each accounting term not defined or modified herein will have the meaning given to it under generally accepted accounting principles in effect on the Closing Date.

    "Affiliate" will mean any person, partnership, joint venture, company or business entity under common control or having similar equity holders owning at least ten percent (10%) thereof, whether such common control is direct or indirect. All of Person's direct or indirect parent corporations, partners, Subsidiaries, and the officers, shareholders, members, directors and partners of any of the foregoing and persons related by blood or marriage to any of the foregoing will be deemed to be a Person's Affiliates for purposes of this Agreement.

    "Attorneys Fees" will mean the reasonable value of the services (and all costs and expenses related thereto) of the attorneys (and all paralegals and other staff employed by such attorneys) employed by Lender from time to time to: (i) take any action in or with respect to any suit or proceedings (bankruptcy or otherwise) relating to this Agreement; (ii) enforce any of Lender's rights to collect any of the Obligations; (iii) give Lender advise with respect to this Agreement, including but not limited to advice in connection with any default, workout or bankruptcy; (iv) prepare any amendments, restatements, amendments or waivers to this Agreement or any of the documents executed in connection with any of the Obligations.

    "Business Day" will mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Ohio.

    "Closing" will mean the execution and delivery of the documents listed on the Closing Memo.

    "Closing Date" will mean the date on which this Agreement is executed.

    "Closing Memo" will mean the Closing Memorandum between Borrower and Lender in connection with the transactions represented by this Agreement.

    "Code" will mean the Internal Revenue Code of 1986, as amended from time to time.

    "Compliance Certificate" will mean the Compliance Certificate in the form delivered to Borrower by Lender in connection with the Closing certifying among other things, whether any Event of Default exist and Borrower's compliance with certain financial covenants set forth herein.

    "Current Financial Statements" will mean the following financial statements: Borrower's annual audited financial statements as of December 31, 1996 and Borrower's internally prepared financial statements as of September 30, 1997.

    "Default Rate" will mean 4% per annum plus the highest rate of interest that would otherwise be in effect under any Note but not more than the highest rate permitted by applicable law.

    "Default" will mean any event or condition which with the passage of time or giving of notice, or both, would constitute an Event of Default.

    "Disclosure Schedule" will mean the Disclosure Schedule delivered by the Borrower to the Lender in connection with the Closing.

    "ERISA" will mean the Employee Retirement Income Security Act of 1974, or any successor statute, as amended from time to time.

    "Event of Default" will mean any of the events listed in Section 6.

    "Indebtedness" will mean, without duplication: (i) all obligations (including capitalized lease obligations) which in accordance with generally accepted accounting principles would be shown on a balance sheet as a liability; (ii) all obligations for borrowed money or for the deferred purchase price of property or services; and (iii) all guarantees, reimbursement, payment or similar obligations, absolute, contingent or otherwise, under acceptance, letter of credit or similar facilities.

    "Lender's Affiliate" will mean any person, partnership, joint venture, company or business entity under common control or having similar equity holders owning at least ten percent (10%) thereof with Lender, whether such common control is direct or indirect. All of Lender's direct or indirect parent corporations, sister corporations, and subsidiaries will be deemed to be a Lender's Affiliate for purposes of this Agreement.

    "Loan(s)" will mean any and all advances of funds under this Agreement or the Note.

    "Note" will mean any note, now or in the future, between Borrower and Lender, and will include any amendments made thereto and restatements thereof, extensions and replacements.

    "Obligations" will mean and include all loans, advances, debts, liabilities, obligations, covenants and duties owing to Lender or any of Lender's Affiliates from Borrower of any kind or nature, present or future whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or under any other agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment, participation, purchase, negotiation, discount or otherwise), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising and whether or not contemplated by Borrower or Lender or Lender's Affiliates on the Closing Date.

    "Permitted Liens" will mean:

      liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which Borrower has set aside on its books adequate reserves to the extent required by generally accepted accounting principles;

      deposits under workers' compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

      liens imposed by law, such as carrier's, warehousemen's or mechanics' liens, incurred by Borrower in good faith in the ordinary course of business, and liens arising out of a judgment or award against Borrower with respect to which Borrower will currently be prosecuting an appeal, a stay of execution pending such appeal having been secured;

      liens in favor of Lender;

      reservations, exceptions, encroachments and other similar title exceptions or encumbrances affecting real properties, provided such do not materially detract from the use or value thereof as used by the owner thereof; and

      attachment, judgment and similar liens provided that execution is effectively stayed pending a good faith contest.

    "Person" will include an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a government (foreign or domestic), any agency or political subdivisions thereof, or any other entity.

    "Prime Rate" will mean the prime commercial lending rate as quoted on Bloomberg's BTMM Screen for the second to last Business Day of the calendar month immediately preceding the applicable 1-month interest period. If Bloomberg fails to provide such rate, the Prime Rate will be the prime rate of The Chase Manhattan Bank as announced from time to time and if neither source is available, Lender will obtain the Prime Rate from a nationally published source, as selected by Lender in its sole discretion. Subject to any maximum or minimum interest rate limitations specified herein or by applicable law, if and when such Prime Rate changes, then in each such event, the rate of interest payable under this Agreement, any Note or any other document evidencing the Obligations that is tied to the Prime Rate will change automatically without notice effective the date of such changes.

    "Subsidiaries" means a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by Borrower.

    "Tangible Net Worth" at any particular time, will mean: (i) the sum of the amounts appearing on the balance sheet of such entity as (a) the stated value of all outstanding stock and (b) capital, paid-in and earned surplus; less (ii) the sum of (a) the deficit in any surplus or capital account, including treasury stock, (b) the amount of any write-up subsequent to the date of the last year end financial statement of such entity included in the Current Financial Statements in the book value of any asset owned on such date resulting from the revaluation thereof subsequent to such date or any write-up of any asset in excess of the costs of the assets acquired, (c) any amounts by which patents, trademarks, trade names, organizational expenses and other intangible items of similar nature and good will appear on the asset side of such balance sheet, (d) any amounts at which shares of the capital stock of Borrower appear on the asset side of such balance sheet, all as of the last day of the month previous to such particular time, and (e) any amounts for advances to shareholders, directors, officers, employees or affiliates of Borrower which appear on the asset side of the balance sheet, except those made in the ordinary course of business.

All other terms contained in this Agreement and not otherwise defined herein will, unless the context indicates otherwise, have the meanings provided for by the Uniform Commercial Code of the State of Ohio to the extent the same are defined therein.

  General.

    Indemnity. Without limiting the generality of the foregoing, Borrower agrees that if, after receipt by Lender of any payment of all or any part of the Obligations, demand is made at any time upon Lender for the repayment or recovery of any amount or amounts received by Borrower in payment or on account of the Obligations and Lender repays all or any part of such amount or amounts by reason of any judgment, decree or order of any court or administrative body, or by reason of any settlement or compromise of any such demand, this Agreement will continue in full force and effect and Borrower will be liable, and will indemnify, defend and hold harmless Lender for the amount or amounts so repaid. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Borrower in reliance upon such payment, and any such contrary action so taken will be without prejudice to Lender's rights under this Agreement and will be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section will survive the expiration or termination of this Agreement.

    Waiver. No delay or omission on the part of Lender to exercise any right or power arising from any Event of default will impair any such right or power to be considered a waiver of any such right or power or a waiver of any such Event of Default or any acquiescence therein nor will the action or nonaction of Lender in case of such Event of Default impair any right or power arising as a result thereof or affect any subsequent default or any other default of the same or a different nature. No disbursement of the Loans hereunder will constitute a waiver of any of the conditions to Lender's obligation to make further disbursements; nor, in the event that Borrower is unable to satisfy any such condition, will any such disbursement have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default.

    Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder will be in writing and will be conclusively deemed to have been received by a party hereto and to be effective if delivered personally to such party, or sent by telex, telecopy (followed by written confirmation) or other telegraphic means, or by overnight courier service, or by certified or registered mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or to such other address as any party may give to the other in writing for such purpose:

Lender: The Western and Southern Life Insurance Company
400 Broadway
Cincinnati, Ohio 45202
Attention: Treasurer

To Borrower: Stifel Financial Corp.
500 North Broadway
St. Louis, Missouri 63012
Attention: Charles R. Hartman

All such communications, if personally delivered, will be conclusively deemed to have been received by a party hereto and to be effective when so delivered, or if sent by telex, telecopy of telegraphic means, on the day on which transmitted, or if sent by overnight courier service, on the day after deposit thereof with such service, or if sent by certified or registered mail, on the third business day after the day on which deposited in the mail.

    Successors and Assigns. This Agreement will be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, provided, however, that Borrower may not assign this Agreement in whole or in part without the prior written consent of Lender and Lender at any time may assign this Agreement in whole or in part.

    Modifications. This Agreement, any Notes and the documents listed on the Closing Memo, constitute the entire agreement of the parties and supersede all prior agreements and understandings regarding the subject matter of this Agreement, including but not limited to any proposal or commitment letters. No modification or waiver of any provision of this Agreement, any Note, or any of the documents listed on the Closing Memo, nor consent to any departure by Borrower therefrom, will be established by conduct, custom or course of dealing; and no modification, waiver or consent will in any event be effective unless the same is in writing and specifically refers to this Agreement, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case will entitle Borrower to any other or further notice or demand in the same, similar or other circumstance.

    Remedies Cumulative. No single or partial exercise of any right or remedy by Lender will preclude any other or further exercise thereof or the exercise of any other right or remedy.

    Illegality. If fulfillment of any provision hereof or any transaction related hereto or of any provision of the Notes, at the time performance of such provision is due, involves transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled will be reduced to the limit of such validity; and if any clause or provisions herein contained other than the provisions hereof pertaining to repayment of the Obligations operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only will be void, as though not herein contained, and the remainder of this Agreement will remain operative and in full force and effect; and if such provision pertains to repayment of the Obligations, then, at the option of Lender, all of the Obligations of Borrower to Lender will become immediately due and payable.

    Time. Time is of the essence in the performance of this Loan Agreement.

    Governing Law and Jurisdiction: No Jury Trial. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, AND BORROWER HEREBY AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN HAMILTON COUNTY, OHIO AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO BORROWER AT BORROWER'S ADDRESS SET FORTH HEREIN FOR NOTICES AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME HAS BEEN DEPOSITED IN U.S. MAILS, POSTAGE PREPAID; PROVIDED THAT NOTHING CONTAINED HEREIN WILL PREVENT LENDER FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY OR AGAINST BORROWER INDIVIDUALLY, OR AGAINST ANY PROPERTY OF BORROWER, WITHIN ANY OTHER STATE OR NATION. BORROWER WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OR ANY ACTION INSTITUTED HEREUNDER. BORROWER AND LENDER EACH WAIVE ANY RIGHT TO TRAIL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY DOCUMENTS EVIDENCING ANY OF THE OBLIGATIONS, OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH AGREEMENTS.

Executed as of December 30, 1997.

THE WESTERN AND SOUTHERN
LIFE INSURANCE COMPANY

By:
Print Name:
Title:

By:
Print Name:
Title:

STIFEL FINANCIAL CORP

By: /s/ Ronald J. Kruszewski
Print Name: Ronald J. Kruszewski
Title: President and Chief Executive Officer

.

PROMISSORY NOTE

$5,000,000 Cincinnati, Ohio

December 30, 1997

FOR VALUE RECEIVED, STIFEL FINANCIAL CORP. ("Borrower"), promises to pay to the order of THE WESTERN AND SOUTHERN LIFE INSURANCE COMPANY ("Lender"), at its offices located at 400 Broadway, Cincinnati, Ohio 45202 or such other location as Lender may from time to time designate, the principle sum of FIVE MILLION DOLLARS ($5,000,000), together with interest thereon as provided below from the date of disbursement thereof until paid, all in lawful money of the United States of America and in immediately available funds.

  Rate of Interest

    Subject to the applicability of the Default Rate as provided below, this Note will bear interest at a rate per annum equal to 1.0% plus the LIBOR Rate for a 1-month interest period. All interest calculations under this Note will be made based on a year of 360 days for the actual number of days in each interest period. In no event will the rate of interest hereunder exceed the maximum rate permitted by law.

    If at any time or times Lender determines (which determination will be conclusive and binding) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate, Lender promptly will give notice of such determination and the basis therefor to Borrower. If such notice is given, and until such notice has been withdrawn by Lender, this Note will bear interest at a rate per annum equal to the Prime Rate.

  Payments and Application of Payments.

    Accrued interest will be due and payable monthly, commencing on February 1, 1998 and continuing on the first day of each month thereafter until June 30, 1999, on which date (if this Note is not sooner due and payable pursuant to Section 2.2, below) the entire outstanding principal balance hereunder and all accrued and unpaid interest will be due and payable in full.

    At any time after 12 months from the date hereof, the entire outstanding principal balance and all accrued but unpaid interest under this Note will be due and payable in full 60 days after written demand from Lender.

    Payments received will be applied in the following order: (i) to repayment of any amounts owed to Lender for charges, fees and expenses (including Attorneys Fees), (ii) to accrued interest, and (iii) to principal.

    Prepayments in full or in part may be made under this Note at any time without premium or penalty; provided that each such payment will be applied in the order set forth in Section 2.3, above, and to the extent applied to principal, will be applied to the net balance of principal due at maturity.

  Late Payments. Any payment under this Note must be received by Lender by 2:00 p.m. Cincinnati time on a Business Day in order to be credited on such date. If any payment of principal, interest or other amount due under this Note is not paid within 15 calendar days of the date due, Borrower also will pay to Lender a late charge equal to 5% of the amount of such payment. The foregoing charge is imposed for the purpose of defraying Lender's expenses incident to the handling of delinquent payments.

  Loan Agreement. This Note is issued in connection with the Loan Agreement of even date herewith between Borrower and Lender (the "Loan Agreement"). All references to the Loan Agreement will include all amendments thereto as made from time to time. The terms, covenants, conditions, stipulations and agreements contained in the Loan Agreement are incorporated herein by reference. Capitalized terms used in this Note and not otherwise defined herein will have the meanings given such terms in the Loan Agreement.

  Events of Default. Immediately and automatically upon the filing by or against Borrower of a petition in bankruptcy, for a reorganization, arrangement or debt adjustment, or for a receiver, trustee, or similar creditors' representative for its property or any part thereof, or of any other proceeding under any federal or state insolvency or similar law (and if such petition or proceeding is an involuntary petition or proceeding filed against Borrower without its acquiescence therein or thereto at any time, the same is not promptly contested and, within 60 days of the filing of such involuntary petition or proceeding, dismissed or discharged), or the making of any general assignment by Borrower for the benefit of creditors, or Borrower dissolves or is the subject of any dissolution, winding up or liquidation or, at the option of Lender, immediately upon the occurrence of any other Event of Default, in any case without demand or notice of any kind (which are hereby expressly waived): (i) the outstanding principal balance hereunder, together with all accrued and unpaid interest thereon, and any additional amounts secured by the Loan Documents will be accelerated and become immediately due and payable, (ii) Borrower will pay to Lender all reasonable costs and expenses (including but not limited to Attorneys Fees) incurred by Lender in connection with Lender's efforts to collect the indebtedness evidenced hereby, and (iii) Lender may exercise from time to time any of the rights and remedies available to Lender under the Loan Agreement or applicable law. Upon and after the occurrence of any Event of Default or the maturity of this Note (by acceleration or otherwise), the principal balance under this Note, together with any arrearage of interest, will bear interest at the Default Rate until paid in full, whether before or after judgment. Borrower, all other makers, co-signers and indorsers waive presentment, demand, protest, and notice of demand, protest, non-payment and dishonor. Borrower also waives all defenses based on suretyship or impairment of collateral.

  Definitions. For purposes hereof "LIBOR Rate" will mean the London Interbank Offered Rate for U.S. dollars, as quoted on Bloomberg's BBAM Screen for the second to last Business Day of the calendar month immediately preceding the applicable 1-month interest period. If Bloomberg fails to provide such rate, Lender will obtain the LIBOR Rate from a comparable nationally published source, as selected by Lender in its sole discretion.

  Miscellaneous.

    Nothing contained in this Note regarding late charges or the Default Rate will be construed in any way to extend the due date of any payment or waive any payment default, and each such right is in addition to, and not in lieu of, the other and any other rights and remedies of Lender hereunder, under any of the Loan Agreement or under applicable law (including, without limitation, the right to interest, Attorneys Fees and other expenses).

    This Note will bind Borrower and its successors and assigns, and the benefits hereof will inure to the benefit of Lender and its successors and assigns. All references herein to "Borrower" and "Lender" will include the respective successors and assigns thereof; provided, however, that Borrower may not assign this Note in whole or in part without the prior written consent of Lender and Lender at any time may assign this Note in whole or in part (but no assignment by the Lender of less than all of this Note will operate to relieve Borrower from any duty to Lender with respect to the unassigned portion of this Note).

    If any provision of this Note is prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision and without invalidating any other provision in this Note; provided, however, that if the provision that is the subject of such prohibition or invalidity pertains to repayment of this Note, then, at the option of Lender, all of the obligations hereunder will become immediately due and payable.

    Without limiting the generality of the foregoing, if from any circumstances whatsoever the fulfillment of any provision of this Note involves transcending the limit of validity prescribed by any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled will be reduced to the limit of such validity as provided in such statute or law, so that in no event will any exaction of interest be possible under this Note in excess of the limit of such validity and the right to demand any such excess is hereby expressly waived by Lender. As used in this paragraph, "applicable usury statute" and "applicable law" mean such statute and law in effect on the date hereof, subject to any change therein that results in a higher permissible rate of interest.

    No delay or failure on the part of Lender to exercise any right, remedy or power hereunder, under any of the other Loan Documents or under applicable law will impair or waive any such right, remedy or power (or any other right, remedy or power), be considered a waiver of or an acquiescence in any breach, Default or Event of Default or affect any other or subsequent breach, Default or Event of Default of the same or a different nature. No waiver of any breach, Default or Event of Default, nor any modification, waiver, discharge or termination of any provision of this Note, nor consent to any departure by Borrower therefrom, will be established by conduct, custom or course of dealing; and no modification, waiver, discharge, termination or consent will in any event be effective unless the same is in writing, signed by Lender and specifically refers to this Note, and then such modification, waiver, discharge or termination or consent will be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case will entitle Borrower to any other or further notice or demand in the same or any similar or other circumstance.

    No single or partial exercise of any right or remedy by Lender will preclude any other or further exercise thereof or the exercise of any other right or remedy. All remedies hereunder, under any of the other Loan Documents, or now or hereafter existing at law or in equity are cumulative and none of them will be exclusive of the others or of any other right or remedy. All such rights and remedies may be exercised separately, successively, concurrently, independently or cumulatively from time to time and as often and in such order as Lender may deem appropriate.

    If at any time all or any part of any payment or transfer of any kind received by Lender with respect to all or any part of this Note is repaid, set aside or invalidated by reason of any judgment, decree or order of any court or administrative body, or by reason of any agreement, settlement or compromise of any claim made at any time with respect to the repayment, recovery, setting aside or invalidation of all or any part of such payment or transfer, Borrower's obligations under this Note will continue (and/or be reinstated) and Borrower will be and remain liable, and will indemnify, defend and hold harmless Lender for, the amount or amounts so repaid, recovered, set aside or invalidated and all other claims, demands, liabilities, judgments, losses, damages, costs and expenses incurred in connection therewith. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Borrower in reliance upon such payment or transfer, and any such contrary action so taken will be without prejudice to Lender's rights hereunder and will be deemed to have been conditioned upon such payment or transfer having become final and irrevocable. The provisions of this Section will survive any termination, cancellation or discharge of this Note.

    Time is of the essence in the performance of this Note.

    This Note has been delivered and accepted at and will be deemed to have been made at Cincinnati, Ohio and will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Ohio, without regard to conflicts of law principles.

    Borrower hereby irrevocably agrees and submits to the exclusive jurisdiction of any state or federal court located within Hamilton County, Ohio, or, at the option of Lender in its sole discretion, of any state or federal court(s) located within any other county, state or jurisdiction in which Lender at any time or from time to time chooses in its sole discretion to bring an action or otherwise exercise a right or remedy, and Borrower waives any objection based on forum non conveniens and any objection to venue of any such action or proceeding. Borrower hereby irrevocably consents that all service of process be made by certified mail directed to Borrower at its address set forth in the Loan Agreement for notices and service so made will be deemed to be completed the earlier of Borrower's actual receipt thereof or five (5) Business Days after the same has been deposited in U.S. Mails, postage prepaid. Nothing contained herein will prevent Lender from serving process in any other manner permitted by law. Borrower and Lender each waive any right to trial by jury in any action or proceeding relating to this Note, the Loan Agreement, the Obligations or any actual or proposed transaction or other matter contemplated in or relating to any of the foregoing.

STIFEL FINANCIAL CORP

By: /s/ Ronald J. Kruszewski
Print Name: Ronald J. Kruszewski
Title: President and Chief Executive Officer